As filed with the Securities and Exchange Commission on March 13, 2015 Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933

XENON PHARMACEUTICALS INC.
(Exact name of Registrant as specified in its charter)

Canada	98-0661854
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
200 – 3650 Gilmore Way Burnaby, British Columbia V5G 4W8 Canada (604) 484-3300
(Address of principal executive offices, including zip code)

2014 Equity Incentive Plan
(Full title of the plan)

Simon N. Pimstone President and Chief Executive Officer Xenon Pharmaceuticals Inc. 200 – 3650 Gilmore Way Burnaby, British Columbia V5G 4W8 Canada (604) 484-3300
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Jeffrey D. Saper Steven V. Bernard Bryan D. King Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300		Ian C. Mortimer Karen G. Corraini Xenon Pharmaceuticals Inc. 200 – 3650 Gilmore Way Burnaby, British Columbia V5G 4W8 Canada (604) 484-3300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ] Accelerated filer Non-accelerated filer [x] (do not check if a smaller reporting company)	Accelerated filer [ ] Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Maximum Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares, no par value per share, reserved for issuance pursuant to the 2014 Equity Incentive Plan	150,000 (2)	$17.26(3)	$2,589,000	$301
TOTAL:	150,000		$2,589,000	$301

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional common shares of the Registrant that become issuable under the 2014 Equity Incentive Plan (the “2014 Plan”) by reason of any share dividend, share split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding common shares.

(2)	Represents 150,000 additional common shares reserved for issuance as a result of the annual evergreen increase pursuant to the 2014 Plan.
(3)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $17.26, the average of the high and low prices of the Registrant’s common shares as reported on The NASDAQ Global Market on March 11, 2015.

TABLE OF CONTENTS

Page
Item 3.	1
Item 8.	2

Signatures

Index to Exhibits

XENON PHARMACEUTICALS INC.
REGISTRATION OF ADDITIONAL SECURITIES
PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement registers additional common shares Xenon Pharmaceuticals Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2014 Equity Incentive Plan (the “2014 Plan”).  Accordingly, the contents of the previous Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on November 5, 2014 (File No. 333-199860) (the “Previous Form S-8”), including periodic reports filed after the Previous Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

Item 3.  Incorporation of Documents by Reference.

The following documents previously filed with the Commission are hereby incorporated by reference:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Commission on March 12, 2015;

(2)
All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Act”), since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above; and

(3)
The description of the Registrant’s common shares contained in the Registration Statement on Form 8-A12B (File No. 001-36687) filed with the Commission on October 10, 2014, pursuant to Section 12(b) of the Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information furnished under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8.  Exhibits

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date
4.1	Specimen common share certificate of the Registrant.	S-1/A	333-198666	4.1	10/6/2014
4.2	2014 Equity Incentive Plan, and form of option agreement thereunder.	S-1	333-198666	10.8	9/10/2014
5.1	Opinion of McCarthy Tétrault LLP.
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2	Consent of McCarthy Tétrault LLP (contained in Exhibit 5.1 hereto).
24.1	Power of Attorney (contained on signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Burnaby, British Columbia, Canada, on March 13, 2015.

XENON PHARMACEUTICALS INC.

XENON PHARMACEUTICALS INC

By:	/s/ Simon Pimstone Simon Pimstone President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Simon Pimstone, Ian Mortimer and Karen Corraini as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Xenon Pharmaceuticals Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement on Form S-8, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Simon Pimstone	President, Chief Executive Officer and Director (Principal Executive Officer)	March 13, 2015
Simon Pimstone

/s/ Ian Mortimer	Chief Financial Officer and Chief Operating Officer (Principal Financial and Accounting Officer)	March 13, 2015
Ian Mortimer

/s/ Michael Tarnow	Chair of the Board of Directors	March 13, 2015
Michael Tarnow

/s/ Mohammad Azab	Director	March 13, 2015
Mohammad Azab

/s/ Johnston Evans	Director	March 13, 2015
Johnston Evans

/s/ Michael Hayden	Director	March 13, 2015
Michael Hayden

/s/ Frank Holler	Director	March 13, 2015
Frank Holler

/s/ Gary Patou	Director	March 13, 2015
Gary Patou

/s/ Evan Stein	Director	March 13, 2015
Evan Stein

INDEX TO EXHIBITS

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date
4.1	Specimen common share certificate of the Registrant.	S-1/A	333-198666	4.1	10/6/2014
4.2	2014 Equity Incentive Plan, and form of option agreement thereunder.	S-1	333-198666	10.8	9/10/2014
5.1	Opinion of McCarthy Tétrault LLP.
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2	Consent of McCarthy Tétrault LLP (contained in Exhibit 5.1 hereto).
24.1	Power of Attorney (contained on signature page hereto).